Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement on Form S-4 of Renewable Energy Group, Inc. of our reports dated March 13, 2014, relating to our audits of the Syntroleum Corporation consolidated financial statements and internal control over financial reporting, included herein. We also consent to the reference to our firm under the captions “Experts” in the Prospectus.

/s/ HoganTaylor LLP

Tulsa, Oklahoma

April 14, 2014